Exhibit 99.1

PRESS RELEASE

AEON Biopharma Reports Fourth Quarter and Full Year 2023 Financial Results

– Recent end-of-Phase 2 meeting with FDA resulted in alignment on the design and endpoints for the proposed pivotal Phase 3 trials for the preventive treatment of both episodic and chronic migraine –

– Topline data from planned interim analysis of ongoing Phase 2 study in chronic migraine are expected to be announced in Q2 2024; On track to announce top-line data from the full study in Q3 2024 –

– Announced private placement agreements for $15 million in aggregate principal amount of senior secured convertible notes –

IRVINE, Calif., March 29, 2024 – AEON Biopharma, Inc. (“AEON” or the “Company”) (NYSE: AEON, AEON WS), a clinical-stage biopharmaceutical company focused on developing a proprietary botulinum toxin complex for the treatment of multiple debilitating medical conditions, announced financial results for the fourth quarter and full year ended December 31, 2023, and provided a business update.

“We are pleased to have achieved a number of key milestones for our ABP-450 episodic and chronic migraine programs over the past several months, including a positive end-of-Phase 2 meeting with the FDA. We are now well-positioned to plan for the initiation of our pivotal Phase 3 program,” commented Marc Forth, AEON’s President and Chief Executive Officer. “Recently, we announced plans to conduct an interim analysis of our ongoing Phase 2 study of ABP-450 as a preventive treatment for chronic migraine, which completed enrollment in December 2023. We expect to announce the topline data from the interim analysis in the second quarter of 2024 and we anticipate the interim analysis to be statistically powered to demonstrate efficacy.”

Recent Clinical and Corporate Highlights

●Episodic Migraine End-of-Phase 2 Meeting with U.S. FDA:
oAnnounced a productive end-of-Phase 2 (EOP2) meeting with the U.S. Food and Drug Administration (FDA) following the Phase 2 data in episodic migraine the Company released in October 2023. The meeting resulted in a preliminary alignment on the design and endpoints for the proposed pivotal Phase 3 trials for the preventive treatment of both episodic and chronic migraine.
●Chronic Migraine Phase 2 Study of ABP-450:
oAnnounced completion of enrollment with the last patient first visit in the Phase 2 study of ABP-450 for the preventive treatment of chronic migraine. The Phase 2 randomized, double-blind, placebo-controlled study will evaluate the efficacy and safety of ABP-450 for the prevention of chronic migraine in adults who suffer from 15 or more headache days per month and at least 8 migraine days per month. The study has enrolled a total of 492 patients across approximately 50 sites in the United States, Canada and Australia.
oThe Company introduced an updated development plan for ABP-450 that includes an interim analysis of the ongoing Phase 2 study of ABP-450 for the preventive treatment of chronic migraine in the second quarter of 2024. With data from over 300 participants that have completed the two 12-week treatment cycles, the Company anticipates the interim analysis to be statistically powered to show efficacy.

Exhibit 99.1

PRESS RELEASE

●	$15 Million Private Placement Agreements
o	In March 2023, the Company entered definitive agreements relating to a private placement of $15 million aggregate principal amount of senior secured convertible notes with its strategic partner, Daewoong Pharmaceutical Co., LTD. The Company has closed the first installment of $5 million and anticipates closing the second installment of $10 million in April 2024, subject to the closing conditions set forth in the definitive agreements. Proceeds from the private placement will be used to support the late-stage clinical development of ABP-450 and for general working capital purposes. The Company believes its cash, cash equivalents and investments, including the $15 million of private placement proceeds, will be sufficient to fund its planned clinical studies, as well as support corporate operations through June 2024.

Key Upcoming Milestones

●	Ongoing Chronic Migraine Phase 2 Study
o	Expect to announce topline data from the planned interim analysis of the ongoing Phase 2 program for ABP-450 in chronic migraine in the second quarter of 2024.
o	On track to announce topline results from the Phase 2 study of ABP-450 as a preventive treatment for chronic migraine in the third quarter of 2024.
●	Episodic Migraine Program Next Steps – The Company is continuing to plan for the initiation of its proposed pivotal Phase 3 program for ABP-450.

About Migraine

Migraine is a complex neurological disease characterized by recurrent episodes of headaches that affects approximately 40 million people in the United States and approximately a billion people worldwide, making migraine the third most prevalent illness in the world. Patients that live with migraine experience symptoms that include recurring throbbing headache pain, nausea, vomiting, and sensitivity to light, sound, touch and smell. Migraine can be categorized as episodic migraine or chronic migraine. AEON projects that approximately 9.4 million Americans live with episodic migraine, which is characterized by fewer than 15 headache days per month and between 6 to 14 migraine days per month, but each individual attack can be just as debilitating.

About ABP-450 (prabotulinumtoxinA) Injection

ABP-450 contains a 900 kDa botulinum toxin type-A complex produced by the bacterium Clostridium botulinum. The active part of the botulinum toxin is the 150 kDa component, and the remaining 750 kDa of the complex is made up of accessory proteins that the Company believes help with the function of the active portion of the botulinum toxin. When injected at therapeutic levels, ABP-450 blocks peripheral acetylcholine release at presynaptic cholinergic nerve terminals by cleaving SNAP-25, a protein integral to the successful docking and release of acetylcholine from vesicles situated within the nerve endings leading to denervation and relaxation of the muscle.

Exhibit 99.1

PRESS RELEASE

About AEON Biopharma

AEON is a clinical stage biopharmaceutical company focused on developing its proprietary botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection, or ABP-450, for debilitating medical conditions, with an initial focus on the neurosciences market. AEON recently completed a Phase 2 study of ABP-450 for the treatment of cervical dystonia and has an ongoing Phase 2 study of ABP-450 for the preventive treatment of chronic migraine. ABP-450 is the same botulinum toxin complex that is currently approved and marketed for cosmetic indications by Evolus under the name Jeuveau. ABP-450 is manufactured by Daewoong in compliance with current Good Manufacturing Practice, or cGMP, in a facility that has been approved by the U.S. Food and Drug Administration, or the FDA, Health Canada and European Medicines Agency, or EMA. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. The Company has built a highly experienced management team with specific experience in biopharmaceutical and botulinum toxin development and commercialization. To learn more about AEON and the development of its uniquely positioned therapeutic neurotoxin, visit www.aeonbiopharma.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or AEON’s future financial or operating performance. For example, statements regarding the closing of each installment of the Private Placement, AEON’s expected capital resources and liquidity needs and the anticipated timing of AEON’s clinical results are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "plan", "possible", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by AEON and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against AEON or others; (ii) AEON’s future capital requirements, including with respect to potential obligations pursuant to the forward purchase agreements; (iii) AEON’s ability to raise financing in the future; (iv) AEON’s ability to continue to meet continued stock exchange listing standards; (v) the possibility that AEON may be adversely affected by other economic, business, regulatory, and/or competitive factors; and (vi) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC’s website at www.sec.gov.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. AEON does not undertake any duty to update these forward-looking statements.

Exhibit 99.1

PRESS RELEASE

Contacts

Investor Contact:
Corey Davis, Ph.D.
LifeSci Advisors
+1 212 915 2577
cdavis@lifesciadvisors.com

Source: AEON Biopharma

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data and par value amounts)

	Successor	Predecessor
	December 31,	December 31,
	2023	2022

ASSETS
Current assets:
Cash	$5,158	$9,746
Prepaid expenses and other current assets	1,064	92
Total current assets	6,222	9,838
Property and equipment, net	332	431
Operating lease right-of-use asset	262	475
Other assets	29	34
Total assets	$6,845	$10,778
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$3,388	$7,805
Accrued clinical trials expenses	5,128	2,051
Accrued compensation	943	1,112
Other accrued expenses	3,590	740
Current portion of convertible notes at fair value, including related party amount of $0 and $38,834 at December 31, 2023 and December 31, 2022, respectively	—	70,866
Total current liabilities	13,049	82,574
Convertible notes at fair value, including related party amount of $0 and $23,132, at December 31, 2023 and December 31, 2022, respectively	—	60,426
Operating lease liability	—	242
Warrant liability	1,447	—
Contingent consideration liability	104,350	—
Embedded forward purchase agreements and derivative liabilities	41,043	—
Total liabilities	159,889	143,242
Commitments and contingencies
Convertible preferred stock issuable in series, $0.0001 par value; 44,666,035 shares authorized as of December 31, 2022; 21,257,708 shares issued and outstanding at December 31, 2022; liquidation preference of $141,920 at December 31, 2022	—	137,949
Stockholders’ Deficit:
AEON Biopharma, Inc. stockholders’ deficit:
Class A common stock, $0.0001 par value; 500,000,000 and 207,450,050 shares authorized, 37,159,600 and 138,848,177 shares issued and 37,159,600 and 138,825,356 shares outstanding at December 31, 2023 and December 31, 2022, respectively	4	14
Additional paid-in capital	381,264	187,348
Subscription receivables	(60,710)	—
Accumulated deficit	(473,602)	(474,839)
Treasury stock, at cost, 0 and 22,821 shares at December 31, 2023 and December 31, 2022, respectively	—	(23)
Total AEON Biopharma, Inc. stockholders’ deficit	(153,044)	(287,500)
Non-controlling interest	—	17,087
Total stockholders' deficit	(153,044)	(270,413)
Total liabilities, convertible preferred stock and stockholders' deficit	$6,845	$10,778

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023		2022
	Successor October 1 to December 31	Predecessor October 1 to December 31	Predecessor January 1 to July 21	Successor July 22 to December 31	Predecessor January 1 to December 31
Operating expenses:
Selling, general and administrative	$4,683	$5,505	$9,841	$9,949	$13,675
Research and development	6,854	9,529	19,803	13,243	34,754
Change in fair value of contingent consideration	23,189	—	—	(52,750)	—
Total operating costs and expenses	34,726	15,034	29,644	(29,558)	48,429
(Loss) income from operations	(34,726)	(15,034)	(29,644)	29,558	(48,429)
Other (loss) income:
Change in fair value of convertible notes	—	(19,677)	(19,359)	—	(4,416)
Change in fair value of warrants	725	—	—	2,318	—
Change in fair value of embedded forward purchase agreements and derivative liabilities	7,410	—	(11,789)	(8,366)	—
Other income, net	350	147	114	536	289
Total other (loss) income, net	8,485	(19,530)	(31,034)	(5,512)	(4,127)
(Loss) income before taxes	(26,241)	(34,564)	(60,678)	24,046	(52,556)
Income taxes	—	—	—	—	—
(Loss) income and comprehensive (loss) income	$(26,241)	$(34,564)	$(60,678)	$24,046	$(52,556)
Basic and diluted net (loss) income per share	$(0.71)	$(0.25)	$(0.44)	$0.65	$(0.38)
Weighted average shares of common stock outstanding used to compute basic and diluted net (loss) income per share	37,159,600	138,848,177	138,848,177	37,159,600	138,848,177

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of the Company and its controlled subsidiaries.

On July 21, 2023, AEON completed the Merger with AEON Biopharma Sub, Inc. (“Old AEON”), with Old AEON surviving the merger as a wholly-owned subsidiary of the Company, the accounting acquirer. The transaction has been accounted for as a forward merger asset acquisition.

Unless the context otherwise requires, the “Company,” for periods prior to the close of the Merger, refers to Old AEON, currently AEON Biopharma Sub, Inc. (“Predecessor”), and for the periods after the close of the Merger, refers to AEON Biopharma, Inc., including AEON Biopharma Sub, Inc. (“Successor”). As a result of the Merger, the results of operations, financial position and cash flows of the Predecessor and Successor are not directly comparable. AEON Biopharma Sub, Inc. was deemed to be the Predecessor entity. Accordingly, the historical financial statements of AEON Biopharma Sub, Inc. became the historical financial statements of the combined Company, upon the consummation of the Merger. As a result, the financial statements included in this release reflect (i) the historical operating results of AEON Biopharma Sub, Inc. prior to the Merger and (ii) the combined results of the Company, including AEON Biopharma Sub, Inc., following the closing of the Merger. The accompanying financial statements include a Predecessor period, which includes the period through July 21, 2023 concurrent with the Merger, and a Successor period from July 22, 2023 through December 31, 2023. A black line between the Successor and

Exhibit 99.1

PRESS RELEASE

Predecessor periods has been placed in the consolidated financial statements and in the tables to the notes to the consolidated financial statements to highlight the lack of comparability between these two periods.

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